Exhibit 2.2

FIRST AMENDMENT OF

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS FIRST AMENDMENT, dated effective as of March 24, 2008 (this “Amendment”), to the Membership Interest Purchase Agreement, dated as of February 29, 2008 (as amended, supplemented or otherwise modified from time to time, the “MIPA”), among JBS S.A., National Beef Packing Company, LLC, U.S. Premium Beef, LLC, French Basin Land and Cattle Co., LLC, TKK Investments, LLC, S-B Enterprises V, LLC, TMKCO, LLC, John R. Miller, Timothy M. Klein and NBPCO Holdings, LLC.  Unless otherwise defined herein, terms used herein shall have the meanings assigned thereto in the MIPA.

W I T N E S S E T H :

WHEREAS, pursuant to Section 5.16(a) of the Agreement, JBS was required to promptly and duly call, give notice of, convene and hold a meeting of its shareholders within 30 days of the date of the MIPA, for the purpose of obtaining approval of the transactions contemplated thereby;

WHEREAS, JBS did not timely fulfill the requirement stipulated in Section 5.16(a), having convened a meeting of its shareholders for the intended purpose to be held on April 2, 2008, as a result of which the requirement that the transaction contemplated by the Agreement be approved within 30 days also cannot be fulfilled;

WHEREAS, in order to provide a solution to the problem described above which cannot be cured, JBS has requested an amendment to the Agreement in order to assure compliance with the covenants contained in Section 5.16;

WHEREAS, the Sellers are willing to agree to such amendment of Section 5.16 and to amend the corresponding right to terminate in Section 7.1(g)(ii) and Section 7.3(c)(iii) that exists by virtue of the failure of JBS timely to fulfill the conditions established in Section 5.16;

WHEREAS, the Parties agree that with the adoption of this Amendment as of March 24, 2008, that there is no breach of the MIPA relating to Section 5.16 and therefore no right of the Sellers to terminate the MIPA under Sections 7.1(b)(ii) and 7.1(g)(ii) under conditions existing as of March 24, 2008;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, JBS, the Sellers and National hereby agree as follows:

1.   Waivers.  To the extent and only to the extent that a breach resulted from the failure by JBS to timely convene a meeting of shareholders to approve the transaction contemplated by the MIPA prior to the adoption by the Parties of this Amendment, the Sellers hereby waive any breach of the MIPA arising from violation of Section 5.16 of the MIPA, and the related termination rights provided in respect thereof under Section 7.1(b)(ii), Section 7.1(g)(ii) and Section 7.3(c)(iii).

Signature Copy

NBP Members/JBS S.A.	1st Amendment MIPA

2.    Amendments.  The Sellers, National and JBS hereby agree to amend Section 5.16(a), Section 7.1(g)(ii) and Section 7.3(c)(iii) of the MIPA with existing words and language stricken and new language underlined as provided below:

            5.16     JBS Shareholder Approval.  Buyer shall promptly after the date of this Agreement give all required notices and take all action necessary to notify its shareholders of a meeting to seek approval of the transactions contemplated hereby and mail to its shareholders information relevant to their vote and as required under the applicable law.  The Board of Directors of Buyer shall:

(a)        promptly and duly call, give notice of, convene and hold a meeting of its shareholders, which meeting shall be held ~~within 30 days of the date of the Agreement~~ not later than April 2, 2008, for the purpose of obtaining approval of the transactions contemplated hereby;

(b)        recommend to its shareholders approval of the contemplated transactions under this Agreement; and

(c)        take all commercially reasonable action to solicit and obtain shareholder approval.

7.1       Termination.

(g)        Either Party; Failure of Member/Shareholder Approval.

Buyer or Sellers may terminate this Agreement if:

(i)         the members of USPB do not approve the transactions contemplated under this Agreement by 30 days after execution of this Agreement; or

(ii)        the shareholders of JBS fail to approve the transactions contemplated under this Agreement ~~by 30 days after execution of this Agreement~~ on or before April 2, 2008.

Buyer and Sellers agree to promptly notify each other in writing upon approval of the transactions by their respective shareholders and members, and if the Party elects to terminate the Agreement as provided under this Section 7.1(g);

7.3       Termination Fee.

(c)        Buyer provides the Financing Representation to Sellers and then Buyer does not have adequate financing to pay amounts due at the Closing under Section 7.1(d);

2	Signature Copy

NBP Members/JBS S.A.	1st Amendment MIPA

then Buyer shall pay or cause to be paid to National by 60 days after occurrence of an event in Section 7.3(a), (b), or (c) a cash amount equal to $25,000,000 plus all costs of National and Sellers incurred in the United States related to the negotiation and implementation of the transactions under this Agreement included in a written notice from Sellers to Buyer including costs of legal counsel, consultants, advisors, data room, due diligence, and printing (the “Termination Fee”), provided, however, that the Termination Fee shall not be paid by Buyer in the event that:

(i)         this Agreement is terminated pursuant to Section 7.1(a) (Mutual Termination) or Section 7.1(e) (Buyer’s Termination);

(ii)        the Members of USPB fail to approve this Agreement and the contemplated transactions under this Agreement by 30 days after execution of the Agreement;

(iii)       the shareholders of JBS fail to approve this Agreement and the contemplated transactions under this Agreement ~~by 30 days after execution of this Agreement~~ on or before April 2, 2008;

(iv)       the FTC or DOJ, in response to the notifications required under Section 5.10(a), unconditionally disapprove the transactions contemplated in the Transaction Documents such that no possible appeal or remedy, including any sale, divestiture of disposition of assets or businesses, remains available to Buyer to effect the resolution of objections or concerns by the FTC or DOJ;

(v)        Sellers terminate this Agreement after acceptance of a Superior Proposal; or

(vi)       an Act of God occurs and Buyer terminates this Agreement pursuant to Section 7.1(f).

3.  Representation and Warranties.  JBS, as of the date hereof and after giving effect to the Amendment contained herein, hereby confirms, reaffirms and restates that the representations and warranties made by it in the MIPA are true and correct in all material respects all as if made on the effective date of this Amendment.

4.  Conditions to Effectiveness.  This Amendment shall become effective as of March 24, 2008 upon the time when the parties shall have exchanged fully signed counterparts of this Amendment.

3	Signature Copy

NBP Members/JBS S.A.	1st Amendment MIPA

5.  Limited Effect.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Sellers or National under the MIPA, nor constitute a waiver of any other provision of the MIPA or any other Transaction Document.  Except as expressly amended, waived, modified and supplemented herein, all of the provisions and covenants of the MIPA and the other Transaction Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.  Each reference to the “MIPA” contained in the MIPA and in each of the Transaction Documents (howsoever “MIPA” is therein defined) shall be deemed to refer to the MIPA as amended and modified by this Amendment.

6.  Governing Law; Counterparts.  (a) This Amendment and the rights and obligations of the Parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

(b) This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Amendment may be delivered by facsimile transmission or PDF electronic transmission of the relevant signature pages of this Amendment.

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4	Signature Copy

NBP Members/JBS S.A.	1st Amendment MIPA

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLERS:                                                     U.S. PREMIUM BEEF, LLC

By:       /s/ Steven D. Hunt

            Name: Steven D. Hunt

            Title:     Chief Executive Officer

FRENCH BASIN LAND & CATTLE CO., LLC

By:       /s/ John R. Miller

            Name: John R. Miller

            Title:     Manager

TKK INVESTMENTS, LLC

By:       /s/ Timothy M. Klein

            Name: Timothy M. Klein

            Title:     Manager

TMKCo, LLC

By:       /s/ Timothy M. Klein

            Name: Timothy M. Klein

            Title:     Manager

S-B ENTERPRISES V, LLC

By:       /s/ Scott H. Smith

            Name: Scott H. Smith

            Title:     Manager

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NBP Members/JBS S.A.	1st Amendment MIPA

/s/ John R. Miller

JOHN R. MILLER

/s/ Timothy M. Klein

TIMOTHY M. KLEIN

NBPCO HOLDINGS, LLC

By:       /s/ Richard A. Jochum

            Name: Richard A. Jochum

            Title:     Vice President, General Counsel

BUYER:                                                         JBS S.A.

By:       /s/ Wesley M. Batista

            Name: Wesley M. Batista

            Title:

NATIONAL:                                                  NATIONAL BEEF PACKING COMPANY, LLC

By:       /s/ John R. Miller

            Name: John R. Miller

            Title:     Chief Executive Officer

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